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                                                                   EXHIBIT 24.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Form 10-K for the fiscal year ended December 31, 1996 of International Remote Imaging Systems, Inc. ("IRIS"), and to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 2-77496, 33-10631, 33-82560 and 333-19265) and Form S-3 (File No.
333-02001) of our report dated May 26, 1995, with respect to statements of income and accumulated deficit and cash flows of StatSpin, Inc. for the year ended March 31, 1995.

/s/ KPMG Peat Marwick LLP

Boston, Massachusetts
April 11, 1997